News Release
CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

Investor Relations:	Chad Monroe
Phone:	(812) 962-5041

Media Relations:	Eva Schmitz
Phone:	(812) 962-5011

Accuride Revises 2011 Financial Guidance
•	Management Remains Confident in Commercial Vehicle Market Outlook and Operational Turn-Around Plans
•	Fabco Subsidiary Divested
•	Call Scheduled to Discuss Guidance Update

EVANSVILLE, Ind. – Sept. 26, 2011 – Accuride Corporation (NYSE:  ACW), a leading supplier of components to the commercial vehicle industry, today announced that it is updating its adjusted full-year 2011 guidance.

	Current Guidance	Previous Guidance
Sales	$950 to $975 million	$950 million to $1 billion
EPS Diluted	$(0.05) to $0.04	$0.40 to $0.50
Adjusted EBITDA	$85 to $90 million	$110 to $115 million

"While we continue to see increasing OEM demand, we are facing market conditions and performance issues at our operations that will prevent us from achieving 2011 full-year results within the ranges we published last quarter,” stated Rick Dauch, President and Chief Executive Officer of Accuride Corporation.  “Most significant of these is the slower-than-anticipated turnaround in performance at our Gunite business, including the effects of a quality issue experienced in the third quarter.  While below the Company’s prior guidance, this updated range remains a significant improvement over 2010.”

The major issues driving the change in the Company’s Adjusted EBITDA guidance are:

•	$8 million in reduced sales volume and unfavorable OEM/aftermarket mix in Wheels, Gunite, and Imperial.
•	$9 million in reduced performance at Gunite, including $5 million related to a quality issue experienced in the third quarter, and $4 million in continuing operating inefficiencies.
•
$3 million in increased start-up costs associated with aluminum wheel capacity expansion at Erie, Camden, and Monterrey plants.  A portion of this is due to a change in accounting between expense and capital.

•	$2 million in adjustments to reflect the impact of the sale of Fabco Automotive.
•	$3 million in other items, including increased maintenance expenditures, a new labor agreement at Brillion, and higher personnel costs at other locations.

Accuride’s previously forecasted sales volume is being impacted by short-notice schedule changes at its OEM customers due to continuing industry supply chain constraints.  In addition, aluminum wheel demand continues to increase relative to that of steel wheels.  This shift has created a short-term inability to meet aftermarket demand for aluminum wheels as production shifts to support OEM growth.  Combined with the capacity constraint at Gunite, this shift has resulted in a higher mix of sales to the OEMs, rather than higher-margin sales to aftermarket customers.  The increase in aluminum wheel demand validates the Company’s strategic decision to rationalize steel wheel and increase aluminum wheel capacity.

During the third quarter, Gunite experienced a quality issue with brake drums resulting in lost production and manufacturing inefficiencies while the root cause was determined.  These operational and quality issues have elevated manufacturing costs and exacerbated existing capacity constraints.  The Company expects this condition to continue through the second quarter of 2012, when its new machining lines are scheduled to be installed and launched.

The start-up costs associated with Accuride’s new aluminum wheel capacity at its Camden, Erie, and Monterrey plants are running higher than previously planned, due in part to a shift in investment between expense and capital, as well as increased overtime in order to meet increasing customer demand.  The launch of the new, high-volume aluminum wheel machining capacity being installed in Erie is expected to be in full production by the end of October.

“We are disappointed in our near-term performance and are addressing the operational issues at Gunite, while remaining focused on launching our new aluminum wheel capacity at three separate manufacturing locations,” added Dauch.  “We remain confident in our expectations for continued revenue growth and margin enhancement from our operational improvement and capacity expansion investments.  At the same time, we continue to take actions to focus resources and efforts on our core wheel-end businesses. The divestiture of our Fabco Automotive subsidiary advances the execution of our strategic plan.  We intend to apply sale proceeds to enhance our operational improvement initiatives and global growth plans.  We expect the North American commercial vehicle market to continue its growth trend into 2012-2013.”

Conference Call
The Company will conduct a conference call to review its guidance update on September 27, 2011, at 7 a.m. Central Time.  The phone number to access the conference call is (866) 510-0704 in the United States, or (617) 597-5362 internationally, access code 76415908.  The conference call will be accompanied by a slide presentation, which can be accessed through the investor relations section of the Company’s web site.  A replay will be available beginning September 27, 2011, at 10:00 a.m. Central Time, continuing to October 4, 2011, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 30378700.

Company Profile
Accuride Corporation is a leading supplier of components to the commercial vehicle industry.  The Company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components.  The Company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM, and BrillionTM.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Adjusted EBITDA

Accuride defines Adjusted EBITDA as its net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because the Company believes that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States.  The Company also presents Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to future results.  Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Any forward-looking statement reflects only Accuride’s belief at the time the statement is made.  Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.  Furthermore, no inference should be drawn from the update contained herein that Accuride will make additional updates with respect to the updates contained herein or any other forward-looking statements made in the future.
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